SCHEDULE 14A

            INFORMATION REQUIRED IN PROXY STATEMENT
  Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or Rule 14a-12

                  Iatros Health Network, Inc.
        (Name of Registrant as Specified in its Charter)
________________________________________________________________
                  Iatros Health Network, Inc.
           (Name of Person(s) Filing Proxy Statement)
________________________________________________________________

Payment of filing fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to the Exchange Act Rule 14a-6(i)(3).
[ ]  Fee Computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies;
          (2)  Aggregate number of securities to which
               transaction applies;
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;
          (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:
          (2)  Form, schedule or registration statement no.:
          (3)  Filing party; Iatros Health Network, Inc.
          (4)  Dated filed:  11/19/96





                  IATROS HEALTH NETWORK, INC.
                      TEN PIEDMONT CENTER
                           SUITE 400
                       ATLANTA, GA  30305

           _________________________________________





                         Notice of 1996
               Annual Meeting and Proxy Statement



















                Date of Notice November 19, 1996


TO IATROS STOCKHOLDERS

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of the Stockholders of Iatros Health Network, Inc. The Annual Meeting will be held in
Atlanta, Georgia on December 19, 1996, at 10:00 a.m.

     It is important that your shares be represented at the Annual Meeting. Please sign, date and return the enclosed proxy card as soon as possible.

Robert T. Eramian - Chairman of the Board


/s/ Robert T. Eramian


Notice of Annual Meeting of Stockholders

     The Annual Meeting of the Stockholders of Iatros Health
Network, Inc. will be held at Hotel Nikko Atlanta, 3300 Peachtree
Road, N.E., Atlanta, Georgia, on December 19, 1996, at 10:00 a.m.
(local time).

     You may indicate your intention to attend the Annual Meeting by checking the appropriate box on the enclosed proxy card. If the shares you own are not registered in your name, please identify the stockholder of record when you request admission. The return of the proxy will not affect your right to vote in person if you attend the Annual Meeting.

     The business of the Annual Meeting will be:
          1.   The election of directors;
          2. The ratification of election of independent accountants; and
          3. Transaction of any other business that might properly come before the meeting or any adjournment thereof.

     Holders of Common Stock and Series A Senior Convertible
Preferred Stock of record at the close of business on November
15, 1996 are entitled to notice of, and to vote at, the Annual
Meeting or any adjournment thereof.

     By Order of the Board of Directors

     /s/ Judson H. Simmons


     Judson H. Simmons, Secretary
     Iatros Health Network, Inc.
     November 19, 1996


                  IATROS HEALTH NETWORK, INC.
                      Ten Piedmont Center
                           Suite 400
                     Atlanta, Georgia 30305
________________________________________________________________

                        PROXY STATEMENT

               FOR ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD THURSDAY, DECEMBER 19, 1996
________________________________________________________________

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Iatros Health Network, Inc. (the "Company") for use at the Annual Meeting of the Company's stockholders to be held on December 19, 1996 or any adjournment thereof (the "Annual Meeting"). A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting, by filing a duly executed proxy bearing a latter date or by voting in person at the Annual Meeting. Unless so revoked, the persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the Annual Meeting in compliance with the instructions on the proxy card and, if no contrary instruction is indicated on the proxy card, for the election of the persons nominated to serve as directors, for the ratification of the Company's independent public accountants and in accordance with their best judgment on any other matters properly brought before the Annual Meeting as described herein. The Board of Directors is not aware of any other matter which may come before the Annual Meeting.

     When stock is held of record in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished to the Company.

     This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about November 19, 1996.

     The cost of soliciting proxies will be paid by the Company. Solicitations may be made by mail, personal interview, telephone, and facsimile by officers and regular employees of the Company, who will receive no additional compensation for their services. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners for whom they hold shares.

     Only holders of record of the Company's shares of Common Stock (the "Common Stock") and the holders of record of the Series A Senior Convertible Preferred Stock at the close of business on November 15, 1996, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. On November 15, 1996 there were 15,842,242 shares of Common Stock issued and outstanding and 533,333 shares of Series A Senior Convertible Preferred Stock (the "Series A Senior Convertible Preferred Stock") issued and outstanding. Each share of Common Stock and each share of Series A Senior Convertible Preferred Stock is entitled to one vote for each matter considered. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum for the transaction of business. The Common Stock and the Series A Senior Convertible Preferred Stock vote together as one class on all matters. Reference herein to "Capital Stock" refers to the Common Stock and to the Series A Senior Convertible Preferred Stock and the holder(s) of such stock.

     Under applicable Delaware laws and the Company's Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast at the Annual Meeting, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; "broker non-votes" are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; "broker non-votes" are not counted.

     The mailing address of the principal corporate office of the Company is Ten Piedmont Center, Suite 400, Atlanta, Georgia
30305.

            VOTING SECURITIES AND PRINCIPAL HOLDERS

     Any stockholder of record at the close of business on November 15, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 15,842,242 shares of Common Stock and 533,333 shares of the Series A Senior Convertible Preferred Stock.

                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the securities holdings of all persons which the Company, by virtue of filings with the Securities and Exchange Commission or otherwise, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock or securities convertible into Common Stock which have voting rights as of November 15, 1996, based on a total of 15,842,242 shares of Common Stock issued and outstanding that day for each person and any shares of Common Stock that person is deemed to beneficially own. Also set forth in the table is the beneficial ownership of all of the Company's outstanding Common Stock as of such date by all officers and directors, individually and as a group. None of the directors or executive officers of the Company are holders of the Series A Senior Convertible Preferred Stock.

                                        Number of Shares
Name of Beneficial Owner              Beneficially Owned(1)      Percent

Robert T. Eramian(2)                        1,880,306             11.40%
10 Piedmont Center
Suite 400
Atlanta, GA 30305

Joseph C. McCarron, Jr.(3)                    720,000              4.35%
15 Constitution Drive
Bedford, NH 03110

John D. Higgins(4)                            365,775              2.26%
199 Crossways Park Drive
Woodbury, NY 11797

Robert A. Kasirer(5)                        1,070,000              6.72%
1180 S. Beverly Drive
Suite 6091
Los Angeles, CA 90035

Judson H. Simmons(6)                           45,000               *
10 Piedmont Center
Suite 400
Atlanta, GA 30305

Joseph L. Rzepka(7)                            25,000               *
10 Piedmont Center
Suite 400
Atlanta, GA 30305

Gordon J. Simmons(8)                          100,000               *
401 City Avenue
Suite 315
Bala Cynwyd, PA 19004

Royce Investment Group(9)                     586,761              3.61%
199 Crossways Park Drive
Woodbury, NY 11797

All current executive officers
and directors
as a group (7 persons)                      4,347,976             23.68%

     * Less than one percent.
______________________________


(1) Beneficial ownership is determined in accordance with the Rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon conversion or exercise of stock options, warrants or convertible securities or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons indicated.

(2) Includes 1,228,958 shares of Common Stock that Mr. Eramian has the power to vote pursuant to irrevocable proxies granted to him by Family Investment Associates L.P. ("Family"), James M. Foulke and Ellen Foulke ("Foulke") and Bentley-Midas Group, Ltd. ("Bentley"). 250,000 shares of Common Stock purchasable by Etel Corporation, a corporation controlled by Mr. Eramian, under warrants granted by the Company, 70,000 shares of Common Stock purchasable under warrants granted to Mr. Eramian by the Company and 331,348 shares of Common Stock purchasable under warrants granted to Mr. Eramian by the Company.

(3) Includes 400,000 shares of Common Stock purchasable under an option granted to Mr. McCarron pursuant to his employment agreement, 250,000 shares of Common Stock purchasable under a warrant granted to Mr. McCarron by the Company and 70,000 shares of Common Stock purchasable under warrants granted to Mr.
McCarron by the Company.

(4)  Includes the following: (i) 53,898 shares held of record;
(ii) 7,500 shares of Common Stock purchasable under a warrant granted by the Company to Royce Investment Group, Ltd. ("Royce") and transferred to Mr. Higgins; (iii) 15,948 shares of Common Stock purchasable under a warrant granted by the Company to Mr. Higgins as to a debt conversion; (iv) 95,000 shares of Common Stock purchasable under a warrant granted by the Company to Royce and transferred to Mr. Higgins by Royce; (v) an option to purchase 152,839 shares of Common Stock granted to Royce by stockholders of the Company and transferred to Mr. Higgins by Royce, and (vi) 40,000 shares of Common Stock purchasable under a warrant granted by the Company to Mr. Higgins.

(5) Includes 1,000,000 shares of Common Stock held of record by Healthcare Holdings, Ltd., a limited partnership of which Mr. Kasirer is a General Partner and 70,000 shares of Common Stock purchasable under warrants granted to Mr. Kasirer by the Company.

(6) Purchased by Mr. Simmons in an open market transaction prior to becoming an officer of the Company. Also includes 40,000 shares of Common Stock purchasable under a warrant granted by the Company to Mr. Simmons.

(7) Includes an option granted to Mr. Rzepka by the Company for the purchase of 25,000 shares of Common Stock. Mr. Rzepka was appointed Chief Financial Officer of the Company in September,
1996.

(8) Includes 100,000 shares of Common Stock purchasable under a warrant granted by the Company to Mr. Simmons pursuant to his employment agreement. Mr. Simmons was appointed Chief Operating
Officer and Executive Vice President in February, 1996.

(9) Includes 164,993 shares held of record and 82,500 shares of Common Stock purchasable under a warrant which is part of a unit purchase warrant granted by the Company to Royce in connection with the Company's initial public offering completed in 1992. Includes 305,000 shares of Common Stock purchasable under a warrant granted by the Company to Royce as placement agent for the Company's sale of Common Stock completed in 1994. Also includes an option to purchase 34,268 shares of Common Stock granted to Royce by stockholders of the Company.

Option and Proxy Agreements

     In July 1994, Foulke, Bentley and Family each of whom was a principal stockholder of the Company (collectively, the "Issuing Parties") entered into a series of agreements granting options to purchase shares of Common Stock owned by them to Etel, Royce and Joseph C. McCarron, Jr. and giving irrevocable proxies to vote those shares of Common Stock to Mr. Eramian. The options are to purchase shares from Family, Foulke and Bentley, not for the purchase of shares from the Company.

     Royce has exercised a portion of the option and transferred a portion of the option granted to it and Etel by the Issuing Parties. Etel has not exercised the option granted to it by the Issuing Parties. Either Royce or Etel may separately exercise all of its respective portion of this option. The term of the option is thirty-three months. Pursuant to the terms of this option, the exercise price ranges from $4.00 per share during the first fifteen months to $8.00 per share after the twenty-seventh month. The aforementioned shares are subject to an irrevocable proxy granted to Mr. Eramian.

     The Issuing Parties also granted to Etel another option to purchase 297,000 shares of the Company's Common Stock. The option expired on July 25, 1996.

     The Issuing Parties also granted to Mr. McCarron an option to purchase 196,125 shares of the Company's Common Stock. The option expired on July 25, 1996.

     The term of the irrevocable proxies is thirty-three months.
The total number of shares represented by the proxies is 1,228,958.

                             ITEM 1

                     ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of 6 directors. Holders of the Common Stock and the Series A Senior Convertible Preferred Stock voting together as one class are entitled to elect this number of directors. The size of the Board is increased, up to a maximum of 13 directors, by 1 director each time the cumulative dividends payable on the Series A Senior Convertible Preferred Stock are in arrears in an amount equal to two (2) full quarterly dividend payments. The holders of the Series A Senior Convertible Preferred Stock voting separately as a single class are entitled to elect these directors. Currently, the holders of the Series A Senior Convertible Preferred Stock voting separately as a single class are entitled to elect 4 directors. The voting rights of the holders of the Series A Senior Convertible Preferred Stock for these directors continue until all Cumulative Dividends have been paid in full, and at such time the number of directors constituting the full Board of Directors is decreased to 6.

     At the Annual Meeting, four (4) nominees for directors are to be elected by the holders of the Common Stock and the Series A Senior Convertible Preferred Stock voting together as one class to serve until the next annual meeting of stockholders of the Company and their successors are elected and qualified. All of the nominees for election as directors at the Annual Meeting are currently directors of the Company. No persons have been nominated for election as directors by the holders of the Series A Senior Convertible Preferred Stock voting separately as a single class. The names and biographical summaries of the four
(4) persons who have been nominated to stand for election at the Annual Meeting appear in the sections below.

     Directors are elected to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Nominees receiving a plurality of the votes cast will be elected as directors. The enclosed form of proxy provides a means for the holders of Capital Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The Company is not aware of any reason why any of the nominees, if elected, would be unable to serve as a director. If an unexpected occurrence makes it necessary, in the judgment of the Board of Directors, that some other person be substituted for any of the nominees, shares represented by proxies will be voted for such other person as the Board may select.

     Vacancies on the Board of Directors may be filled by the Board of Directors until the next annual meeting of stockholders.
Proxies cannot be voted on the election of directors for a greater number of persons than four, which is the number of nominees named herein.

     In the election of directors, a stockholder has the right to vote the number of shares owned by the stockholder for as many persons as there are directors to be elected other than the directors elected only by the holders of shares of Series A Senior Convertible Preferred Stock. The Company's Certificate of Incorporation does not permit cumulative voting.

Nominees to Serve as Directors

Name                Age  Since          Position(s) Held

Robert T. Eramian        51   1994      Chief Executive Officer,
                                        President, Director and
                                        Chairman of the Board

Joseph C. McCarron       42   1994      Executive Vice President
and Director

John D. Higgins          63   1994      Director

Robert A. Kasirer        46   1995      Director and Managing
                                        Director, Iatros Respiratory
                                        Corporation

Business Experience of the Nominees for the Board of Directors

Robert T. Eramian

     Mr. Eramian has been a director since July 1994, and was elected Chairman of the Board in September, 1994. Mr. Eramian was appointed Chief Executive Officer and President on January 17, 1995. Mr. Eramian served as Chairman of the Board of Healthcare Concepts, Inc. a health care financial advisory and management consulting firm from 1989 through 1994. Prior to co-founding Healthcare Concepts, Inc., Mr. Eramian was an investment banker with Bear Stearns in Atlanta, Georgia. Mr. Eramian received his BA from Merrimack College, his Master's Degree from the University of Dayton and participated in doctoral studies in political philosophy at Emory University. Mr. Eramian is the President of Etel Corporation which was founded in 1994. Etel Corporation is a health care financial and advisory consulting firm. The business and affairs of Etel Corporation are inactive.

Joseph C. McCarron, Jr.

     Mr. McCarron was appointed President, Chief Executive Officer and Chief Financial Officer and a director of the Company in July 1994. In January, 1995, Mr. McCarron was appointed Executive Vice President. Mr. McCarron served as President of Healthcare Concepts Inc., a health care financial advisory and management consulting firm from 1989 through 1994. Mr. McCarron has held executive management positions in the long-term care industry for over thirteen years. Mr. McCarron was a senior manager with Ernst & Young in the New England area. Mr. McCarron graduated cum laude with a BA in Business Administration from Northeastern University. Mr. McCarron is a Certified Public Accountant.

John D. Higgins

     Mr. Higgins has been a director since July 1994. Since October 1990, Mr. Higgins has served as Vice President and Senior Vice President - Corporate Finance of Royce Investment Group, Inc., an investment banking firm. From March 1987 to May 1990, Mr. Higgins served as an executive officer of Lombard Securities Corp., an investment banking firm. Mr. Higgins holds BBA and MBA degrees in finance from Hofstra University. He is also a director of IRATA, Inc. an operator of photo booths in malls and amusement parks.

Robert A. Kasirer

     Mr. Kasirer has been a director of the Company since February 1995. Mr. Kasirer was appointed Managing Director of Iatros Respiratory Corporation in January 1995 and in August 1995 became the Director of Business Development. From 1991 to 1994, Mr. Kasirer was Chief Executive Officer of KingCare Respiratory Services, Inc. From 1988 to 1991, Mr. Kasirer developed retirement housing and health care facilities for not-for-profit owners as a fee contractor. Prior to 1986, Mr. Kasirer practiced law. Mr. Kasirer graduated from New York University with a BA degree in 1970. Mr. Kasirer graduated from St. John's University School of Law in 1973. Mr. Kasirer is a member of the New York Bar Association.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Company believes that other than as set forth below, all Reporting Persons have timely complied with all filing requirements applicable to them.

     Robert A. Kasirer and Judson H. Simmons filed their respective Form 3 late.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the election of each of the above listed nominees as directors.

                  BOARD AND COMMITTEE MEETINGS

     The Board of Directors held eight (8) meetings during 1995. All directors attended all meetings of the Board. The Company has a Compensation Committee and an Audit Committee created in 1995 whose members are John D. Higgins (Chairman) and Robert T. Eramian. The committees have each held two (2) meetings during 1995. The Board of Directors does not have a Nomination Committee.

     The Audit Committee reviews the Company's accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company. The Audit Committee recommends to the Board the appointment of the independent public accountants for the Company, subject to the ratification by the stockholders at the annual meeting.

     The Compensation Committee reviews and acts with respect to compensation and other employee benefit plans and makes recommendations to the Board of Directors regarding the salary and compensation of the Chief Executive Officer and President and other officers of the Company.

      BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION


               COMPENSATION COMMITTEE INTERLOCKS
                   AND INSIDER PARTICIPATION

     Mr. Eramian served on the Compensation Committee for the past fiscal year. Although Mr. Eramian, the Company's Chief Executive Officer and President, served on the Company's Compensation Committee, he did not participate in any recommendation or decisions regarding his own compensation as an executive officer. The Company's Board of Directors as a whole determines the method by which the Company's executive compensation is determined based upon recommendations of the Compensation Committee.

                REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is responsible for reviewing all elements of the total compensation program for all officers of the Company and making recommendations to the Board of Directors regarding such program, as well as concerning the respective compensation packages for each of the Company's officers. John D. Higgins, an outside director, serves as Chairman of the Committee. Robert T. Eramian also serves as a member of this Committee insofar as the compensation of officers other than himself are concerned.

Compensation Policies.

     The policy of the Company and the guidelines followed by the Committee provide that compensation to the Company's executive officers should achieve the following objectives:

     1. Assist the Company in attracting and retaining talented and well-qualified executives.

     2.   Reward performance and initiative.

     3. Be competitive with other companies in the long-term care and ancillary health care services industries.

     4. Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in net operating income and cash flow from operations.

     5. Encourage executives to achieve meaningful levels of ownership of the Company's stock.

     The Company's compensation practices embody the principles that annual bonuses should be based primarily on achieving Company objectives that enhance long-term stockholder value and also that meaningful stock ownership by management, including participation in various benefit plans providing for stock options, restricted stock and retirement, is desirable in aligning stockholder and management interests.

     The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Committee annually examines market compensation levels and trends. Additionally, for this purpose, the Committee also considers the pool of executives who are currently employed in similar positions in public companies with emphasis on salaries paid by other companies in the long-term care and ancillary health care services industries.

     The Committee annually evaluates executive officer salary decisions. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of each incumbent. The Committee views performance as the single most important measurement factor, followed by team-building skills, and decision-making responsibilities.

     Finally, for executives other than the Chief Executive Officer, the Committee gives more or less equally consideration to both overall Company performance and the performance of the specific areas of the Company under the incumbent's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by executive officers. Individual annual bonuses for each named executive are consistent with market practices for positions with comparable decision-making responsibilities.

Chief Executive Officer Compensation.

     In determining the compensation of the Company's Chief Executive Officer, as well as the other Executive Officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Committee considers more or less equally such performance measures as growth in revenues, market capitalization, net operating income, cash flow from operations, and earnings, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also values the importance of achievements that may be difficult to quantify and recognizes the importance of qualitative factors.

     The base salary for Robert T. Eramian, the Company's Chief
Executive Officer, was established at $250,000 for 1995. In addition, in February 1996, Mr. Eramian was granted warrants to purchase 50,000 shares of the Company's Common Stock.

     Mr. Eramian's base salary was established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Committee's and the Board's evaluation of total compensation for Mr Eramian, appropriate weight is given to his leadership in growth of the Company's revenues, in obtaining financing for such growth, in returning the Company to profitability, and in accomplishing the Company's short-term and long-term objectives.

     The grants of warrants to Mr. Eramian were made based on the Committee's conclusions as to appropriate levels of participation for the Company's Chief Executive Officer, with a particular sensitivity to the Company's objective of aligning stockholder and management interest. The warrants to purchase 50,000 shares of the Company's Common Stock were granted as a bonus for Mr. Eramian's 1995 performance.

Compensation Committee of the Board

John D. Higgins, Chairman
Robert T. Eramian

                  CORPORATE PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the composite prices of companies listed on the University of Chicago's Center for Research on Security Prices Index for the Nasdaq Stock Market (Health) ("CRSP") and the S&P 500 Index over the periods from, respectively, April 28, 1992, the date the Company's Common Stock was first publicly traded, and December 29, 1995. The graph assumes that $100 was invested on April 28, 1992 in the Company's Common Stock and the CRSP Index and S&P 500 Index and that all dividends were reinvested. On December 31, 1992, the cumulative total stockholder returns for such investment in the Company, the CRSP Index and S&P Index were approximately $100.00, $149.09 and $110.96 respectively; on January 29, 1993: $100.00, $174.88,
$111.80, respectively; on January 31, 1994: $100.38, $238.98 and
$124.17, respectively; on January 31, 1995: $100.75, $250.48 and
$125.19, respectively; and on December 29, 1995 $100.76, $345.05 and $155.05, respectively.

THESE INDICES ARE INCLUDED FOR COMPARATIVE PURPOSES ONLY AND DO NOT NECESSARILY REFLECT MANAGEMENT'S OPINION THAT SUCH INDICES ARE AN APPROPRIATE MEASURE OF THE RELATIVE PERFORMANCE OF THE STOCK INVOLVED AND ARE NOT INTENDED TO FORECAST OR TO BE INDICATIVE OF POSSIBLE FUTURE PERFORMANCE OF THE COMMON STOCK. EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the total compensation paid by the Company to each of the named executive officers for the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993.

                                LONG TERM COMPENSATION
                  ANNUAL
                  COMPEN
                  SATION
                                          Awards                      Payouts
                                         OTHER      RESTRICTED  SECURITIES   LTIP
            YEAR  SALARY    BONUS($)     ANNUAL       STOCK     UNDERLYING  PAYOUTS     ALL OTHER
                   ($)                COMPENSATION     AWARDS    OPTIONS/SA    (#)     COMPENSATION
                                        NONIONM        ($)       Rs (#)                   ($)
Robert T.   1995  $229,000     $0          $0           $0       361,348      $0           $0
Eramian     1994   N/A        N/A         N/A          N/A         N/A        N/A          N/A
Chief       1993   N/A        N/A         N/A          N/A         N/A        N/A          N/A
Executive
Officer,
President
and
Chairman
of the
Board(1)

Joseph C.   1995  $162,500     $0          $0           $0        30,000      $0           $0
McCarron,   1994   $64,882    N/A        $3,750        N/A       650,000      $0           $0
Jr.,        1993    N/A       N/A         N/A          N/A         N/A        N/A          N/A
Executive
Vice
President,
Chief
Financial
Officer
and
Director(2)

Judson H.   1995    $0         $0       $125,000        $0          0         $0           $0
Simmons     1994   N/A        N/A         N/A          N/A         N/A        N/A          N/A
Executive   1993   N/A        N/A         N/A          N/A         N/A        N/A          N/A
Vice
President
-
Strategic
Planning
and
Corporate
Organizati
on(3)

(1)  Mr. Eramian was appointed Chief Executive Officer on January 17, 1995.

(2) Mr. McCarron was appointed President, Chief Executive Officer and Chief Financial Officer in July 1994 and resigned the offices of President and Chief Executive Officer on January 17, 1995. He was appointed Executive Vice President on January 17, 1995.

(3) Mr. Simmons was appointed Executive Vice President - Strategic Planning and Corporate Organization in July 1995.


 OPTIONS/SAR GRANTS
IN LAST FISCAL YEAR

 INDIVIDUAL GRANTS
                         NUMBER OF       % OF TOTAL
                        SECURITIES      OPTIONS/SARs       EXERCISE      MARKET
                        UNDERLYING       GRANTED TO           OR         PRICE      DATE
                        OPTION/SARs     EMPLOYEES IN      BASE PRICE       AT     TO EXPIRE
        NAME            GRANTED (#)    FISCAL YEAR(1)      ($/Share)      DATE
                                                                           OF
                                                                         GRANT
Robert T. Eramian         30,000            7.66%            $0.35       $5.875   July 13,
Chief Executive                            71.89%        See below(2)     (4)       2005
Officer and           281,348(1),(2)       12.78%            $4.00       $9.375   April 12,
President                 50,000(3)                                       (5)       2006
                                                                         9.375    April 12,
                                                                          (5)       2006

Joseph C. McCarron,       30,000            7.66%            $0.35       $5.875   July 13,
Jr.                                                                       (4)       2005
Executive Vice
President and Chief
Financial Officer
Judson H. Simmons            0               0%               $0           $0        N/A
Executive Vice
President -
Strategic Planning
and Corporate
Organization

(1) This Warrant was granted and exercisable as of April 12, 1996, but was granted in connection with transactions in 1995.

(2) In satisfaction of obligations owed Etel Corporation, the Company granted Mr. Eramian a total of 281,348 warrants as follows: a warrant for 89,600 shares at $1.00 per share, 7,652 shares at $1.44 per share, 38,880 shares at $1.25 per share, 9,956 shares at $1.41 per share, 18,240 shares at $1.25 per share, 18,112 shares at $2.31 per share, 14,961 shares at $2.41 per share, 25,333 shares at $3.00 per share, 39,000 shares at $3.00 per share, 7,805 shares at $1.28 per share, 6,809 shares at $1.47 per share, 5,000 shares at $3.00 per share.

(3) For services rendered to the Company in 1995, the Company granted Mr. Eramian a warrant for 50,000 shares at $4.00 per share.

(4) Warrant granted on July 13, 1995 based upon the closing bid price of the Company's Common Stock on that date of $5.875 as traded on the NASDAQ SmallCap MarketSM. The Warrant was exercisable at grant.

(5) Warrant is valued based upon closing bid price of the Company's Common Stock on December 29, 1995 of $9.375 as traded on the NASDAQ SmallCap MarketSM. The Warrant was granted and was exercisable commencing on April 12, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                    Number of Securities          Value
                                                   Underlying Unexercised    of Unexercised
                             Shares       Net           Options/SARs          In-the-Money
        Name                Acquired     Value          at FY-End (#)         Options/SARs
                               on       Realized   Exercisable/Unexercisab   at Fiscal Year
                            Exercise                         le                  End($)
                              (#)                                           Exercisable/Unexe
                                                                                rcisable
Robert T. Eramian             -0-         -0-       30,000(E)/331,348(U)     $270,750(1)(E)/
Chief Executive Officer                                                     $2,413,938(2)(U)
and President

Joseph C. McCarron            -0-         -0-       430,000(E)/250,000(U)   $3,720,750(1)(E)/
Chief Financial Officer                                                     $1,968,750(1)(U)
and Executive Vice
President

Judson H. Simmons             -0-         -0-            0/(E)/0(U)            $0(E)/$0(U)
Vice President -
Strategic Planning and
Corporate Organization

(1) Based upon the closing bid price of the Company's Common Stock ($9.375 per share) on December 29, 1995 as traded on the NASDAQ SmallCap market, the bid price on the last day of the fiscal year, minus the exercise price.

(2) Based upon the closing bid price of the Company's Common Stock ($9.375 per share) on December 29, 1995 as traded on the NASDAQ SmallCap market, the bid price on the last day of the fiscal year, minus the exercise price. However, the Warrant for the underlying shares was not granted until 1996.

                      LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                  Performanc    Threshold ($ or #)     Target ($   Maximum ($
                                  e or Other                             or #)        or #)
                      Number of     Period
        Name           Shares,      Until
                       Units or   Maturizati
                        Other       on or
                      Rights (#)    Payout
Robert T. Eramian         0          N/A                N/A               N/A          N/A
Chief Executive
Officer and
President

Joseph C. McCarron        0          N/A                N/A               N/A          N/A
Chief Financial
Officer and
Executive Vice
President

Judson H. Simmons         0          N/A                N/A               N/A          N/A
Executive Vice
President -
Strategic Planning
and Corporate
Organization


             EMPLOYMENT CONTRACTS AND TERMINATION,
           SEVERANCE AND CHANGE-OF-CONTROL AGREEMENTS

Robert T. Eramian

     In February, 1996, the Company's Board of Directors approved an employment agreement for Mr. Eramian effective January 1, 1996. The term of the agreement is five (5) years. Under the employment agreement Mr. Eramian is entitled to an annual base salary of $250,000. The employment agreement also provides for reimbursement of travel expenses, an automobile allowance of $750 per month and health and life insurance benefits. Mr. Eramian is eligible for an annual bonus in an amount to be determined by the Board of Directors based upon recommendations of the Compensation Committee. In 1995, the Company successfully acquired management contracts for a number of long term health care facilities that resulted in a return to profitability and an increase in cash flow from operations. Based on these results Mr. Eramian was awarded a bonus consisting of warrants for the purchase of 50,000 shares of the Company's Common Stock.

Joseph C. McCarron, Jr.

     The Company entered into an employment agreement with Mr. McCarron as of October 21, 1994 for a term of three (3) years beginning July 25, 1994. Under the employment agreement Mr. McCarron is entitled to an initial annual base salary of $150,000 subject to annual increases, to be determined by the Company's Board of Directors. Mr. McCarron is also eligible for an annual bonus equal to 100% of his base salary to be determined by the Company's Board of Directors based upon recommendations of the Compensation Committee. Under the employment agreement Mr. McCarron is also entitled to stock options to purchase 200,000 shares of Common Stock at $.75 per share with a three-year exercise period and stock options to purchase 200,000 shares of Common Stock at $1.00 per share with a vesting period of one year and a three-year-exercise period. The employment agreement also provides for reimbursement of travel expenses, an automobile allowance of $750 per month and health and life insurance benefits. During 1995, the Company's Board of Directors approved an increase of the annual base salary of Mr. McCarron to $200,000 based on his involvement in the Company's successful acquisition of management contracts for a number of long term health care facilities that resulted in a return to profitability and an increase in cash flow from operations.


           DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

               Cash Compensation                Security Grants
NAME           Annual     Meeting    Consultin  Number of  Number of
               Retainer   Fees ($)   g          Shares     Securitie
               Fee ($)               Fees/Othe  (#)        s
                                     r Fees                Underlyin
                                     ($)                   g
                                                           Options/
                                                           SARS (#)
Robert T.      N/A        N/A        N/A        N/A        30,000/0
Eramian
Joseph C.      N/A        N/A        N/A        N/A        30,000/0
McCarron
John D.        N/A        N/A        N/A        N/A        30,000/0
Higgins
Robert A.      N/A        N/A        N/A        N/A        30,000/0
Kasirer

     There is no standard compensation for the Directors of the Company beyond direct reimbursement for expenses incurred in attending board meetings.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a consulting agreement between the Company, and Etel Corporation ("Etel") dated July 14, 1994 (the "Etel Agreement"), Etel and Mr. Joseph C. McCarron were each issued warrants to purchase 250,000 shares of the Company's Common Stock for a ten-year term at an exercise price of $1.50 per share. Pursuant to the Etel Agreement, Etel provided ongoing financial, management and growth strategy advice and assistance to the Company through December, 1995. For such services, Etel was to be paid periodic compensation and incentive compensation for certain specified types of transactions. As of December 31, 1994, the Company had paid approximately $122,000 to Etel. No further payments are expected to be made. Etel also was entitled to incur reasonable and appropriate expenses on its and the Company's behalf in connection with its services relating to the Company. The Company also agreed to indemnify and hold harmless Etel, its officers, directors, employees, agents and attorneys against losses, claims, damages or liabilities to which such persons become subject in connection with the services which are the subject of or arise out of the Etel Agreement, except where such loss, claim, damage or liability was determined to result from the indemnified person's gross negligence. Etel is controlled by Mr. Robert T. Eramian. Mr. McCarron is not an affiliate of Etel. Other than the warrants received by Mr. McCarron, Mr. McCarron will receive no further compensation under the Agreement.

     In January 1995, Mr. Eramian was appointed Chief Executive Officer of the Company and the regular periodic compensation (salary equivalent) payable to Etel under the Etel Agreement was replaced with similar compensation paid directly to Mr. Eramian. In 1995, the Company paid $112,000 to Etel, $12,500 of which was the January 1995 periodic compensation amount and the balance was for reimbursement of expenses incurred by Etel.

     In February 1996, the Company's Board of Directors approved an employment agreement directly with Mr. Eramian, payment of incentive compensation due under the Etel Agreement through issuance of warrants and termination of those parts of the Etel Agreement that had not been terminated earlier. Warrants were issued to purchase 281,348 shares of the Company's Common Stock at exercise prices ranging from $1.00 per share to $3.00 per share.

     The Company has entered into employment agreements with Messrs. Eramian and McCarron.

     In connection with a private offering of its securities in July 1994, the Company paid Royce Investment Group, Inc. ("Royce") as placement agent $70,000 for expenses and issued Royce warrants to purchase 400,000 shares of the Company's Common Stock for a five-year period at an exercise price of $.75 per share. Mr. John D. Higgins, a director of the Company, is an executive officer of Royce. Royce transferred 100,000 of such warrants to Mr. Higgins. Mr. Higgins subsequently transferred 5,000 of such warrants to a non affiliate of the Company. During May 1995, the Company received short-term working capital loans in the amount of $200,000. In connection with the loans, the Company has committed to issue warrants for a total of 100,000 shares of the Company's Common Stock. Each of the previous warrants has an exercise price of $3.00 per share for a three (3) year period. Mr. Higgins advanced $20,000 to the Company in connection with this transaction. In August, the Company issued short-term notes in the aggregate principal amount of $450,000. Royce received $30,375 for its services in arranging for the advances. On September 29, 1995 the $200,000 debt and $450,000 debt were converted into shares of Common Stock and warrants for the purchase of shares of Common Stock.

     Effective April 21, 1992 the Company entered into an Underwriting Agreement with Royce. Pursuant to this Agreement, for a period of five years, the Company granted Royce the right to designate a representative to the Company's board of directors, which Royce has done. The Company agreed to pay Royce a commission equal to 5% of the amount paid upon exercise of the Company's publicly-held Warrants. During 1995, Royce earned $185,867 and charged $10,000 for expenses under this Agreement. The Company also agreed to pay Royce up to 5% of the value of any merger or sale of substantially all of the assets of the Company if such merger or sale was made within 5 years to an entity introduced to the Company by Royce. The Company committed for five years to file necessary reports with the SEC, obtain annual audited financial statements, maintain a listing on NASDAQ for its securities and to take other steps to facilitate the trading of the Company's securities.

     In 1995, Royce served as placement agent for securities offered by the Company and the Company agreed to pay Royce sales commissions and fees for such services. Total sales commissions and fees earned by Royce in 1995 amounted to $272,900.

     At December 31, 1995, $250,526 of loans receivable and other assets represented loans due to the Company from Mr. Kasirer, a director of the Company. This note accrues interest at the rate of 9% and is payable in January 2000.

                             ITEM 2

      RATIFICATION OF ELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has elected Asher & Co., Ltd. as independent accountants for the year 1997. Asher & Co., Ltd. has served as the Company's independent certified public accounting firm since 1994. At the Annual Meeting, stockholders will vote on a proposal to ratify Asher & Co., Ltd. as the Company's independent certified public accountants. Representatives of Asher & Co., Ltd. will not be present at the Annual Meeting and thus will not have an opportunity to make a statement nor will they be available to respond to appropriate questions. No accountant for the Company, engaged in the last two fiscal years, has either resigned or declined to stand for reelection.

     It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" ratification of the selection of Asher & Co., Ltd. as the Company's independent accountants.

             ADDITIONAL INFORMATION - OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting of Stockholders. However, it is intended that proxies solicited will be voted on any matters that may properly come before the Annual Meeting in the discretion of the persons named in the proxy.

                   1997 STOCKHOLDER PROPOSALS

     In order for a stockholder's proposal to be included in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by the Secretary of the Company at its principal office in Atlanta, Georgia on or before July 23, 1997.

                         ANNUAL REPORT

     The Company has mailed a copy of its Annual Report to each stockholder entitled to vote at the Annual Meeting. A copy of the Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, may be obtained for a nominal fee by writing to: Stockholder Services, Iatros Health Network, Inc., Ten Piedmont Center, Suite 400, Atlanta, Georgia 30305.



                             PROXY

                  IATROS HEALTH NETWORK, INC.

          PROXY SOLICITED BY OF THE BOARD OF DIRECTORS
       ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 19, 1996


      The undersigned stockholder of Iatros Health Network, Inc. (the "Company"), revoking all previous proxies, hereby appoints Robert T. Eramian and Judson H. Simmons, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock and Series A Senior Convertible Preferred Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. at the Hotel Nikko Atlanta at 3300 Peachtree Road, N.E., Atlanta, Georgia 30305, on Thursday, December 19, 1996, and any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters outlined on the reverse.

 (Continued and to be voted, signed and dated on reverse side)


     Please mark your
  X  votes as in this
     example.

                          FOR  WITHHELD       Nominees:

1.   Election                                Robert T. Eramian
     of Directors                            Joseph C. McCarron
     for, except vote                        John D. Higgins
     withheld from the                       Robert A. Kasirer
     following nominee(s):

     ______________________
     ______________________
     ______________________


2.     Ratification  of  Asher  &  Co.,  Ltd.  as  the  Company's
Independent Accountants.

     FOR    AGAINST  ABSTAIN





3. To transact such other business as may properly come before this meeting.


4.   I will attend the Annual Meeting.

     YES      NO





     This proxy is solicited on behalf of the Board of Directors, unless otherwise specified, the shares will be voted "For" all nominees and "For" the proposal to ratify Asher & Co., Ltd. as the Company's Independent Accountants. This proxy delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
ANNUAL MEETINGS AND ANNUAL REPORT OF IATROS HEALTH NETWORK, INC.

      PLEASE  SIGN,  DATE AND RETURN THIS PROXY IN  THE  ENCLOSED
POSTAGE-PAID ENVELOPE.



______________________________
Name (Print)

SIGNATURE__________________ DATE _______


______________________________
Name (Print)

SIGNATURE__________________ DATE _______


NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If stockholder is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is held in the name of two or more persons, all such persons should sign.